Exhibit 10.104

GENERAL RELEASE AND CONTINUING OBLIGATIONS AGREEMENT

This General Release and Continuing Obligations Agreement (this “Agreement”) is hereby made and entered into between TheMaven, Inc., a Delaware corporation (“TMI”), Maven Coalition, Inc., a Delaware corporation (“MCI”), Maven Media Brands, LLC, a Delaware limited liability company (“MMB”) and TheStreet, Inc., a Delaware corporation (“TST”), (TMI, MCI, MMB and TST shall collectively be referred to as “Company”) and James C. Heckman, Jr. and Heckman Media, LLC, a Puerto Rican limited liability company (together, “Heckman”). Heckman and Company may be referred to herein as a “Party” and, together, the “Parties.”

WHEREAS, Heckman was employed by TMI pursuant to an Employment Agreement, dated November 4, 2016 (the “Employment Agreement,” a copy of which is attached to this Agreement);

WHEREAS, Heckman’s employment with TMI ended by mutual agreement on August 26, 2020 pursuant to a Separation Agreement, dated August 26, 2020 (the “Separation Agreement”);

WHEREAS, Heckman has performed services for Company pursuant to a Consulting Agreement, dated August 26, 2020 (the “Initial Consulting Agreement,” a copy of which is attached to this Agreement);

WHEREAS, the Parties will be amending the Initial Consulting Agreement pursuant to an Amended Consulting Agreement, dated June 3, 2021 (the “Amended Consulting Agreement”); and

WHEREAS, the Parties wish to enter into this Agreement to set forth the terms and conditions of the Parties’ continuing obligations to each other. In the event of conflict or inconsistency between this Agreement and any prior agreement between the Parties, this Agreement will control.

NOW THEREFORE, in consideration of the mutual covenants and mutual benefits contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, Heckman and Company hereby agree as follows:

1. Definition of Affiliate. For purposes hereof, the term “Affiliate” shall mean any corporation, association, partnership, limited liability company, or other legal entity or organization that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Company. As used in this definition, a person is deemed to control a company or entity if it owns, directly or indirectly, at least 50 percent of the voting equity securities of the other company. The term “Affiliate” is not intended to apply to individual persons, including individual or institutional investors in the Company.

2. Economic Considerations. Conditioned upon Heckman’s signing and not revoking this Agreement, and upon Heckman and the Company’s compliance with the terms of this Agreement, including, but not limited to, the Parties’ strict compliance with the obligations set forth in Sections 2, 3 and 6:

a. Company shall enter into amendments of the stock option grants previously made by Company to Heckman (the “Options”) the forms attached as Exhibits A and B (the “Option Amendments”), contingent on Heckman signing the Option Amendments and also contingent on Heckman signing the Indemnity Agreement attached as Exhibit C.

b. Company shall retain Heckman’s services pursuant to the Amended Consulting Agreement, which Heckman acknowledges provides greater economic benefits to Heckman than the Initial Consulting Agreement.

c. The shares of Company common stock issuable upon conversion of the Series H Convertible Preferred Stock held by Heckman and his family members will be entitled to “piggyback” registration rights, subject to the requirements and restrictions of applicable securities laws, on the next Registration Statement on Form S-1 to be filed by the Company. The Company shall include in its next Registration Statement on Form S-8 the shares of Company common stock issuable upon the exercise of the Options (as amended by the Option Amendments). In addition, Company shall use commercially reasonable efforts to grant to Heckman “piggyback” registration rights with respect to the 4,094,708 shares of Company common stock issued to Heckman pursuant to the Restricted Stock Purchase Agreement dated as of August 1, 2016, to the extent that such registration rights will not violate any of Company’s contractual or legal obligations from time to time, and subject to any reasonable and customary requests of Company.

d. Company shall continue to comply with Section 3(a) of the Separation Agreement with respect to the continuation of Heckman’s health insurance benefits, and in addition will continue paying for the COBRA premiums for Heckman’s health, dental and vision insurance coverage for the maximum period permitted under applicable law, provided that if Heckman becomes eligible for group health insurance coverage in the United Sates that is similar to or better than Company’s group health plan in connection with new employment during this period, Company’s obligation to make a payment equal to Heckman’s COBRA premiums under this paragraph shall immediately terminate (and Heckman shall promptly notify Company of such eligibility).

3. Continuing Obligations and Conduct.

a. Unless altered or superseded by this Agreement, Heckman shall remain subject to and shall comply with any and all covenants and agreements regarding non-competition, non-solicitation, confidential information, intellectual property and assignment of inventions, return of company property to which his employment or his contracting relationship was subject. Without limiting the forgoing, Heckman agrees that: (i) subject to Section 7(c) below, the restrictions in Section 1.4(a) of the Employment Agreement shall remain fully enforceable for a period of three years after the Effective Date without any requirement of Company to pay him any additional compensation; (ii) the restrictions in Sections 1.4(b) through 1.4(i) of the Employment Agreement shall remain in full force and effect; and (iii) the Confidentiality and Proprietary Rights Agreement (“CPRA”), dated August 26, 2020, shall remain in full force and effect.

b. The Parties agree that for a period of five years after the Effective Date, unless each obtains the prior, express, written consent of the other with respect to each communication, the Parties shall not, directly or indirectly, engage in any communications, news interviews or any other expressions of personal views, opinions or judgments to the news media (whether print, electronic, social media, internet-related, blogs or broadcast) or to any other person or entity with respect to any facts, circumstances or claims regarding the other Party, its Affiliates, any Released Party, Heckman’s working relationship with Company, and the circumstances that led to the end of Heckman’s working relationship with Company, except in each case in a manner that would reasonably be regarded as positive and beneficial to the reputations of Heckman, Company, its Affiliates, or any Released Party.

c. The Parties agree that for a period of five years after the Effective Date, they shall not: (i) disparage the other Party, any of its Affiliates (including any present, future or former agent, attorney, employee, officer or director of Company or its Affiliates) or any of Company’s channel partners, partners or licensors; (ii) impugn in any manner the name or reputation of the other Party or its Affiliates (including any present, future or former agent, attorney, employee, officer or director of Company or its Affiliates) or any of Company’s channel partners, partners or licensors; or (iii) speak or write anything disparaging or critical of the circumstances of the end of Heckman’s employment, leadership, decisions, performance, or working relationship with Company. The restrictions in Sections 3(c)(i) and 3(c)(ii) with regard to channel partners, partners or licensors shall be limited to matters that, directly or indirectly, involve Company.

d. Heckman shall sign any and all documents related to Company’s audit of its financial statements that are requested by Company’s independent registered public accounting firm.

e. Heckman shall reasonably cooperate with and assist Company or its Affiliates in connection with any litigation, dispute or proceeding in which Company or its Affiliates is involved which involves or arises out of Heckman’s working relationship with Company. Such cooperation shall be provided at a time and in a manner mutually agreeable to Heckman and Company or its Affiliates, and shall include providing information, documents, etc., submitting to depositions, providing testimony and assisting Company or its Affiliates in defending its position with reference to any matter with which Heckman was involved during his working relationship with Company. Company shall: (i) seek to minimize interruptions to Heckman’s schedule to the extent practicable; and (ii) reimburse Heckman in accordance with its expense reimbursement policy for any reasonable out-of-pocket expense Heckman incurs in fulfilling his obligations under this Agreement.

f. Heckman waives any right he may have to continued or reinstated employment of any kind or nature with Company or its Affiliates and to apply for or accept employment with Company or its Affiliates. If Heckman applies for employment with Company or its Affiliates notwithstanding this provision, the existence of this Agreement shall constitute a legitimate reason for Company’s or its Affiliates’ rejecting such application and a complete defense to any claim Heckman might have arising from the rejection of such application. To the fullest extent permitted by law, Heckman hereby waives and releases Company or its Affiliates from any liability that may flow from any claim he might have arising from the rejection of such application.

g. Nothing in Section 3 of this Agreement shall prohibit Heckman from: (i) engaging in purely personal communications that do not relate to any of the Released Parties; (ii) making statements that have been previously approved in writing by Company’s CEO; provided, however, that Heckman shall not direct any Company employees for any business purposes without first receiving approval from either the CEO or COO; or (iii) making statements and engaging in communications that are permitted pursuant to the proposed Partner Agreement between Roundtable Media L.L.C. (“Roundtable”) and Company (the “Platform Agreement”).

h. Heckman agrees that so long as he beneficially owns any of shares issued upon the exercise of the Options (the “Heckman Option Shares”), he shall either (i) abstain from voting such shares on any issue relating to recommendations of Company’s management as set forth in any proxy statement or information statement filed with the Securities and Exchange Commission, or as otherwise communicated to Heckman by Company’s management, or (ii) vote such shares in favor of the management’s recommendation(s). The Parties agree that the issuance of the Heckman Option Shares shall be subject to the Parties entering into a voting agreement that sets forth the terms and conditions of this voting arrangement. The foregoing restrictions will not apply to Warlock Partners LLC or their Affiliates with respect to any shares acquired from Heckman.

i. Company shall list Heckman as Founder on Company’s website along with personal background that is consistent with other senior executives of Company.

j. Company shall permit Heckman to maintain Company business cards, which identify him as Company’s Founder.

k. Company shall forward all e-mails sent to Heckman’s Company e-mail address to a new, non-Maven domain e-mail account and Heckman shall have the right to approve any auto-response message from the account.

l. If Company enters into a business relationship with a company listed on Exhibit C to the Amended Consulting Agreement, Company shall issue a press release crediting Heckman with initiating Company’s relationship with such party, and any other role as deemed suitable based on his contribution to such deal, as overseen and approved by the CEO.

m. Company shall recognize Heckman in any deal-related press releases related to deals in which he materially participates.

n. Company shall permit Heckman to participate as Founder in any Nasdaq uplist day, including “ringing of the bell,” and any related media event, should such an event occur.

o. Company shall issue an internal memorandum to be approved by Heckman within 10 days of the Effective Date of this Agreement, which shall announce Company’s new relationship with Heckman in connection with the Platform Agreement and the advisory role that Heckman will serve with Company.

p. The Parties shall continue to comply with Sections 4(d) through 4(f) of the Separation Agreement.

q. The Parties confirm that the release attached as Exhibit A to the Separation Agreement shall remain in full force and effect.

r. To the extent consistent with law, this Agreement may be used as evidence only in a subsequent proceeding in which a Party alleges a breach of this Agreement, or either Party is relying upon this Agreement in support of an affirmative defense. This Agreement shall not be filed with a court or used for any other purpose, and in such event the party filing or transmitting it shall take all steps necessary to maintain its confidentiality, including by filing it under seal.

4. Mutual Releases.

a. Each Party, individually and on behalf of its or his family, heirs, executors, administrators, legal representatives, Affiliates, successors, and assigns, in exchange for the consideration and promises set forth in this Agreement, gives up, releases, and discharges the other Party and their respective subsidiaries, Affiliates, successors, and assigns and their current and former directors, managers, officers, employees and agents acting in such capacities (each a “Released Party”) from any and all claims or causes of action of any kind arising out of or relating to acts or omissions up to the date of execution of this Agreement, including without limitation any and all rights and claims to or for attorneys’ fees (except as otherwise permitted by this Agreement), whether or not the Party is presently aware of such rights or claims or suspects them to exist. These rights and claims include, but are not limited to, any and all rights and claims under, or arising out of, the Age Discrimination in Employment Act, Americans with Disabilities Act of 1990, as amended; the Family and Medical Leave Act; Title VII of the Civil Rights Act of 1964, as amended; whistleblower or retaliation claims; and claims based on any other federal, state, or local constitution, statute, ordinance, executive order, or common law (collectively, the “Released Claims”). With respect to claims under the ADEA, the Parties acknowledge and agree that all conditions established by the Older Workers Benefit Protection Act for a voluntary release of claims have been met.

b. For the sake of clarity, the Released Claims do not include the following: (i) claims arising out of the breach of any obligations or to enforce any rights set forth in this Agreement or the Amended Consulting Agreement between the Parties; (ii) a Party’s claims for indemnification to the extent the other Party’s acts or omissions predating this Agreement expose the Party to liability to a third party, provided that any such right of indemnification shall only apply to liabilities to a third party as fully and finally determined by an authorized tribunal (including fees and costs incurred in any such proceeding), and shall not apply where the Party seeking indemnification voluntarily chooses to compromise any such third-party claim prior to final resolution by a tribunal, unless the Party from whom indemnification is sought approves in writing of the settlement or compromise of the third party claim (for the sake of clarity, nothing in this subsection shall impair a Party’s right to seek and receive indemnification of fees and costs in any proceeding to the extent allowed by applicable law); (iii) any claims arising out of or relating to acts or omissions occurring or arising after the date of execution of this Agreement; (iv) claims for indemnification either Party has under applicable law based on their service as a director or officer of a Party; (v) any claims for benefits under any directors’ or officers’ liability policy, or any other policy of insurance that may provide a defense or indemnity for any such claims, maintained by Company or its Affiliates in accordance with the terms of such policy; (vi) any claims that cannot be waived as a matter of law but only to the extent that the claim was based upon a violation of the criminal law after the claim has been finally adjudicated by court or tribunal of competent jurisdiction; (vii) any claims to government-sponsored and administered benefits such as unemployment insurance, workers’ compensation insurance (excluding claims for retaliation under workers’ compensation laws), state disability insurance, and paid family leave benefits; and (viii) any benefits that vested on or prior to the Effective Date pursuant to a written benefit plan sponsored by Company and governed by the federal law known as “ERISA.”

c. This Agreement shall be effective as a bar to each and every Released Claim either Party might otherwise have asserted against any Released Party on or before the date of this Agreement. In the event either Party hereafter discovers facts in addition to or different from those which that Party now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this Agreement, the Parties expressly waive any right to assert after the execution of this Agreement that any such claim has, through ignorance or oversight, been omitted from the scope of this Agreement.

d. The Parties represent that they have not filed against the Released Parties any complaints, charges (excepting Heckman’s purported “whistleblower” complaint to the Company and Chairman), or lawsuits arising out of or relating to any act or omission up to the date of execution of this Agreement, and each Party covenants and agrees that they will never individually or with any person or entity file, or commence the filing of, any charge, lawsuit, complaint, or proceeding with any governmental agency, or against the Released Parties with respect to any of the Released Claims. If, notwithstanding the express terms of this Agreement to the contrary, either Party commences, continues, joins in, or in any other manner attempts to assert any Released Claim against any Released Party, then, to the fullest extent permitted by law, the Party asserting the Released Claim shall reimburse the Released Parties for all reasonable attorneys’ fees incurred by the Released Parties in defending against such a claim; provided that the right to attorneys’ fees is without prejudice to the Released Parties’ other rights hereunder.

e. Nothing in this Agreement prohibits or prevents either Party from filing a charge with or participating, testifying, or assisting in any investigation, hearing, or other proceeding before the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board or a similar agency enforcing federal, state or local anti-discrimination laws (except that the Parties acknowledge that they may not recover any monetary benefits or personal relief in connection therewith). Additionally, nothing in this Agreement prevents either Party from: (i) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, or any agency Inspector General; (ii) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (iii) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange Commission and/or the Occupational Safety and Health Administration. Moreover, nothing in this Agreement prohibits or prevents either Party from receiving monetary awards or other relief by virtue of participating in such federal whistleblower programs.

5. Return of Property. Heckman shall return any unreturned Company property, including compliance with Section 4 of the CPRA.

6. Acknowledgements.

a. Heckman acknowledges that he: (i) has received payment in full for all services rendered in conjunction with his working relationship with Company and that no other compensation or consideration is owed to him except as provided in Section 2 or this Agreement; and (ii) has not assigned or transferred, or purported to assign or transfer, to any person, entity, or individual whatsoever, any of the claims released in the foregoing general release and waiver.

b. Heckman acknowledges that he waives and is not eligible for any compensation from Company or its Affiliates other than the economic consideration set forth in Section 2 or in the Amended Consulting Agreement. Heckman further acknowledges that the economic consideration set forth in Section 2, including, but not limited to, the Option Amendments, the Amended Consulting Agreement, the “piggyback rights” and the continuation of health insurance are sufficient consideration for the promises in this Agreement including, but not limited to, the releases and obligations set forth in Sections 3, 4 and 6. Moreover, Heckman acknowledges that the non-monetary consideration provided by Company in Section 3 is sufficient additional consideration for the releases and obligations set forth in Sections 3, 4 and 5.

c. Heckman acknowledges and agrees that in entering into this Agreement: (i) he has not relied on Company (or any Company representative) for any tax advice, (ii) he has sought his own tax advice, to the extent he deemed it necessary, and (iii) he understands that he is fully responsible for any and all tax liabilities associated with the actions contemplated by this Agreement.

7. Contingent Benefits and Enforcement.

a. The Parties acknowledge and agree that any violation of this Agreement, including, among others, the provisions of Sections 3, 4, or 5 shall be determined only by a court of competent jurisdiction sitting in Seattle, Washington, without regard to rules of conflicts of law. The Parties further agree that the economic consideration in Section 2 is strictly contingent on Heckman’s strict compliance from the date he signs this Agreement with all the terms and conditions provided for in this Agreement.

b. In the event that the Platform Agreement is terminated by Roundtable by reason of a material breach by Maven, Maven will be deemed to have materially and irrevocably breached this Agreement and Heckman shall be entitled to terminate this Agreement by written notice to Maven; provided however that no such breach of this Agreement or termination right shall arise if Heckman was materially and directly involved in a contemporaneous and material breach of the Platform Agreement by Roundtable.

c. In the event that this Agreement is terminated by Heckman by reason of Company’s material breach hereof, or pursuant to Section 7(b) above, Heckman’s obligations set forth in Section 1.4(a) of the Employment Agreement shall immediately terminate.

d. Heckman agrees that it would be impractical and extremely difficult to ascertain the amount of actual damages caused by his material breach of any of the provisions of Sections 3, 4, or 5 of this Agreement. Heckman further acknowledges that any failure or threatened failure to comply with the provisions of Sections 3, 4 or 5 of this Agreement shall result in irreparable and continuing injury to Company for which there will be no adequate remedy at law, and Company shall therefore be entitled, in addition to any other relief, including monetary relief, to the issuance of an injunction or temporary restraining order restraining the prohibited conduct, without the obligation to post any bond (unless the Court finds that a bond is necessary under the circumstances). In the event of Heckman’s breach of any of the provisions of this Agreement, all of his obligations under this Agreement shall remain in full force and effect.

e. Company agrees that it would be impractical and extremely difficult to ascertain the amount of actual damages caused by its material breach of any of the provisions of Sections 3 or 4 of this Agreement. Company further acknowledges that any failure or threatened failure to comply with the provisions of Sections 3 or 4 of this Agreement shall result in irreparable and continuing injury to Heckman for which there will be no adequate remedy at law, and Heckman shall therefore be entitled, in addition to any other relief, including monetary relief, to the issuance of an injunction or temporary restraining order restraining the prohibited conduct, without the obligation to post any bond. In the event of Company’s breach of any of the provisions of this Agreement, all of Company’s obligations under this Agreement shall remain in full force and effect.

8. No Admission of Liability. Neither the existence of this Agreement nor any of its terms or conditions shall be construed by either Party, at any time, as an admission of liability or wrongdoing by any Released Party.

9. Severability. The invalidity or unenforceability of any provision contained herein shall in no way affect the validity or enforceability of any other provision of this Agreement; provided, however, that upon any finding by a court of competent jurisdiction that the releases in Section 4 of this Agreement are illegal, void or unenforceable, Heckman shall execute a release and waiver to the fullest extent permitted by law in order to effectuate the terms and intent of this Agreement.

10. Entire Agreement. As of the Effective Date, this Agreement, its exhibits and the surviving provisions of the documents referenced herein shall constitute the entire agreement between the Parties with respect to Heckman’s former working relationship with Company and the Parties’ relationship and obligations to each other going forward. Except as and unless expressly set forth herein, the terms of the Separation Agreement and Consulting Agreement are completely superseded and replaced by this Agreement.

11. Assignment; Third Party Beneficiaries. This Agreement shall be binding upon, and shall inure to the benefit of Company and its Affiliates, and their successors and assigns. Company shall have the right to assign its rights hereunder to any successor in interest, whether by merger, consolidation, sale of assets, or otherwise. Any Affiliate who is not a signatory to this Agreement may enforce its terms as intended third-party beneficiaries of the Agreement, including, but not limited to, the terms of Sections 3, 4, 5 and 7. Heckman may not assign this Agreement.

12. Knowing and Voluntary Agreement.

a. Heckman acknowledges that he: (i) has carefully read this Agreement in its entirety; (ii) has had the opportunity to consider the terms of this Agreement for at least 21 days; (iii) is hereby advised by the Company in writing to consult with an attorney of his choice in connection with this Agreement; (iv) fully understands the significance of all the terms and conditions of this Agreement; and (v) is signing this Agreement voluntarily and of his own free will and agrees to abide by all the terms and conditions contained herein.

b. After signing this Release, Heckman shall have seven (7) days (“Revocation Period”) to revoke the release of claims under the Age Discrimination in Employment Act by indicating his desire to do so in writing to the Company’s General Counsel, by no later than the last day of the Revocation Period. Heckman’s right to receive the consideration to be provided pursuant to Section 2 of the Agreement shall not become effective until the day following the last day of the Revocation Period, only if Heckman has not sent a Revocation Notice prior to the end of the Revocation Period (“Effective Date”). In the event that Heckman revokes this Agreement during the Revocation Period, this Release and the Agreement shall automatically be null and void.

13. Miscellaneous.

a. This Agreement may not be amended, modified or discharged except by a writing duly executed by all parties. This Agreement may not be amended, modified or discharged by e-mail.

b. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without regard to the conflict or choice of law provisions of the State of Washington or of any other jurisdiction. The Parties agree that any action or proceeding with respect to this Agreement shall be brought exclusively in the state and federal courts sitting in King County, Washington (provided, however, that any disputes arising out of or related to the Options shall be subject to the choice of law and venue provisions set forth in the Options). The Parties agree to the personal jurisdiction thereof in connection with any action or proceeding with respect to this Agreement, and irrevocably waive any objection to the venue of such action, including any objection that the action has been brought in an inconvenient forum.

c. The waiver by either Party of the breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent breach by such other Party.

d. This Agreement may be executed in several counterparts, each of which shall be deemed an original.

e. The Parties shall bear their own respective costs and fees, including attorneys’ fees, in connection with the negotiation and execution of this Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the dates set forth below.

THEMAVEN, INC.

By:		Date: __________________________________
Name:	Ross Levinsohn
Title:	CEO

MAVEN COALITION, INC.

By:		Date:__________________________________
Name:	Ross Levinsohn
Title:	CEO

MAVEN MEDIA BRANDS, LLC
Date:__________________________________
By:
Name:	Ross Levinsohn
Title:	CEO

THESTREET, INC.
Date:__________________________________
By:
Name:	Ross Levinsohn
Title:	CEO

JAMES C. HECKMAN, JR.

By:		Date:__________________________________
James C. Heckman, Jr.

HECKMAN MEDIA, LLC
By:		Date:__________________________________
Name:	James C. Heckman, Jr.
Title:

EXHIBIT A

2018 Option Amendment

[See attached]

EXHIBIT B

2019 Option Amendment

[See attached]

EXHIBIT C

INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”), dated as of June 3, 2021, is executed by James C. Heckman, Jr. (“Heckman”) to and for the benefit of TheMaven, Inc., a Delaware corporation (“TMI”), and Maven Coalition, Inc., a Delaware corporation (“MCI”) (TMI and MCI collectively referred to as the “Company”).

WHEREAS, Heckman is a former employee and current consultant of Company, and Heckman and Company have entered into a General Release and Continuing Obligations Agreement, dated as of June 3, 2021 (the “GRCOA”), pursuant to which Company has committed to make certain modifications to Heckman’s consulting arrangement with Company (the “Amended Consulting Agreement”); and

WHEREAS, pursuant to the terms of the GRCOA, stock options held by Heckman (the “Options”) will be amended, contingent on Heckman signing this Agreement to indemnify and hold Company harmless from any adverse tax or other consequences that might arise as a result of the amendment of the Options, including (but not limited to) any potential withholding tax obligations.

NOW, THEREFORE:

1. Heckman agrees that he shall be responsible for the payment of any amount that may be due and owing as taxes, interest or penalties arising out of the issuance or exercise of the Options.

2. Heckman agrees to indemnify and hold Company and its officers and affiliates harmless of and from any and all costs, losses and expenses (including, without limitation, assessments, taxes, fines, forfeitures, penalties and related attorney’s fees) arising from or in connection with Company’s not withholding income taxes or other employment taxes from any items of compensation paid to Heckman under the Amended Consulting Agreement, or under any other theory of liability.

The indemnification described in this Agreement is intended to be construed in its broadest sense in fullest protection of the interests of Company.

This Agreement shall be governed under the laws of the state of Delaware, inure to the benefit of Company, its successors and assigns, and may be freely assigned by Company without the consent of Heckman.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THEMAVEN, INC.

By:		Date:__________________________________
Name:	Ross Levinsohn
Title:	CEO

MAVEN COALITION, INC.

By:		Date:_________________________________
Name:	Ross Levinsohn
Title	CEO

MAVEN MEDIA BRANDS, LLC

By:		Date:________________________________
Name:	Ross Levinsohn
Title:	CEO

THESTREET, INC.

By:		Date:________________________________
Name:	Ross Levinsohn
Title:	CEO

JAMES C. HECKMAN, JR.

By:		Date:_______________________________
James C. Heckman, Jr.